EXHIBIT 99.1

Cardtronics Announces Second Quarter 2010 Results

HOUSTON, Aug. 4, 2010 (GLOBE NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM) (the "Company"), the world's largest non-bank owner of ATMs, today announced its financial and operational results for the quarter ended June 30, 2010.

Key financial and operational statistics related to the quarter include:

  Consolidated revenues of $132.9 million, up 7% from the second quarter of 2009
  Revenue growth of approximately 10% for the Company's core business operations, which include the Company's domestic company-owned large-account ATM placement and branding business and the Company's international operations
  Gross margins of 32.5%, up from 30.1% in the second quarter of 2009
  Adjusted EBITDA of $33.9 million, up approximately 22% from $27.9 million in the second quarter of 2009
  Adjusted Net Income per diluted share of $0.26, up from $0.17 in the second quarter of 2009
  GAAP Net Income of $8.2 million compared to $2.5 million in the second quarter of 2009
  Free cash flow of $30.5 million, up approximately 53% from $19.9 million in the second quarter of 2009
  Continued improvements in several key operating metrics when compared to the second quarter of 2009:
  Total transactions increased by 9%
  Total cash withdrawal transactions increased by 6%
  Total transactions per ATM increased by 6%
  ATM operating gross profit per ATM increased by 12%

Please refer to the "Disclosure of Non-GAAP Financial Information" contained later in this release for definitions of Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow. For additional financial information, including reconciliations to comparable GAAP measures, please refer to the supplemental schedules of selected financial information at the end of this release.

"Our ATM estate generated strong operating results during the most recent quarter, continuing the trend that we have seen over the past several quarters," commented Steve Rathgaber, the Company's Chief Executive Officer. "In addition, we are optimistic about the progress we are seeing with respect to our new service offerings, including ATM managed services, which should continue to help drive future revenue growth for the Company."

RECENT HIGHLIGHTS

  Further expansion of the Company's managed services product offering through the execution of an ATM managed services agreement with The Kroger Company, one of the largest retailers in the United States with nearly 2,500 grocery stores and 800 convenience stores operating under the banners of Kroger, Ralphs, King Soopers, KwikShop and Loaf 'n Jug, to name a few. The multi-year deal will initially cover about 800 locations and provide the Company with an opportunity to add more locations with Kroger over time.  Under the terms of the agreement, Cardtronics will provide comprehensive ATM management services, including installation, cash management, maintenance, customer service, monitoring, and transaction processing services.  With the addition of Kroger to the Company's customer base, Cardtronics now has ATM operating agreements in place with 8 of the nation's top 10 retailers that have ATMs in their stores.
  Execution of a new bank branding agreement with PNC Financial Services Group to provide surcharge-free ATM access to its cardholders at approximately 230 Hess and Hess Express gasoline and retail stores across Florida.
  Extension of the Company's existing bank branding agreement with SunTrust Banks, Inc. to cover an additional 100 ATMs in CVS store locations in the southeastern United States.
  Execution of an ATM placement agreement with WRVS, an operator of shops in hospitals in the United Kingdom, under which the Company expects to install 100 ATMs in the coming year.
  Execution of a new $175 million revolving credit facility with leading financial institutions. Management believes that the new facility will provide the Company with continued strong liquidity and access to capital, as well as significant additional financial flexibility.
  Issuance of a "Notice of Redemption" for the Company's $100 million 9.25% senior subordinated notes – Series B due in 2013, which will be redeemed on August 20, 2010 at a redemption price of 102.313% of the principal amount, plus accrued but unpaid interest through August 20.

SECOND QUARTER RESULTS

For the second quarter of 2010, consolidated revenues totaled $132.9 million, representing a 7% increase from the $124.6 million in revenues generated during the second quarter of 2009. This increase reflects 10% revenue growth in the Company's core business operations, which include the Company's higher-margin domestic large-account ATM placement and international businesses. Changes in foreign currency rates did not have an impact on the year-over-year comparisons noted above. The increase in core revenues was driven by a combination of the year-over-year surcharge rate increases implemented in the United States and the unit growth in the Company's United Kingdom and Mexico operating segments. Additionally, the Company continued to see increased bank branding and surcharge-free network revenues in the United States due to the continued growth of its surcharge-free offerings. Partially offsetting these increases was a decline in revenues from the Company's lower-margin merchant-owned account base.

Adjusted EBITDA for the second quarter of 2010 totaled $33.9 million, compared to $27.9 million during the second quarter of 2009, and Adjusted Net Income totaled $10.9 million ($0.26 per diluted share), compared to $6.9 million ($0.17 per diluted share) during the second quarter of 2009. These increases were primarily attributable to higher gross profit margins, which increased from 30.1% during the second quarter of 2009 to 32.5% during the second quarter of 2010. Key drivers of the margin expansion included the increase in revenues (discussed above), the continued shift of revenues from lower-margin revenues earned under merchant-owned accounts to higher-margin Company-owned and surcharge-free network and bank branding revenues, as well as the Company's ability to leverage its fixed-cost infrastructure to generate strong margins from those higher revenues. Specific costs excluded from Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

GAAP Net Income for the second quarter of 2010 totaled $8.2 million, compared to $2.5 million during the same quarter in 2009. The year-over-year improvement was primarily attributable to the factors identified above in the discussion of Adjusted EBITDA and Adjusted Net Income.

SIX MONTH RESULTS

Revenues totaled $260.7 million for the six months ended June 30, 2010, representing a 9% increase over the $240.0 million in revenues recorded during the same period in 2009. As was the case with the Company's quarterly results, the year-over-year increase in revenues was primarily attributable to revenue growth in its core business operations, slightly offset by a decline in the Company's merchant-owned account base. Excluding the impact of favorable foreign currency rate changes between both periods, the year-over-year increase in revenues totaled 8%.

Adjusted EBITDA totaled $63.2 million for the six months ended June 30, 2010, representing a 25% increase over the $50.4 million in Adjusted EBITDA for the same period in 2009, and Adjusted Net Income totaled $18.8 million ($0.46 per diluted share) for the first six months of 2010, which represents a significant increase from the $10.4 million ($0.26 per diluted share) generated during the same period in 2009. Increases in both Adjusted EBITDA and Adjusted Net Income were primarily due to the same factors noted above for the Company's quarterly results.

GAAP Net Income for the six months ended June 30, 2010 totaled $12.2 million, compared to a $2.6 million GAAP Net Loss during the same period last year. As was the case with the quarterly results, the year-over-year improvement in the Company's GAAP results was primarily driven by the same factors outlined above with respect to Adjusted EBITDA and Adjusted Net Income.

2010 GUIDANCE

The Company is updating the guidance it previously issued regarding its anticipated full-year 2010 results, and now expects the following:

  Revenues of $520 million to $530 million, unchanged from the previous guidance;
  Overall gross margins of approximately 31.5% to 32.0%, up from the 31.0% to 31.5% in the previous guidance;
  Adjusted EBITDA of $123 million to $127 million, up from the $120 million to $125 million in the previous guidance;
  Depreciation and accretion expense of $40.5 million to $41.0 million, down from the $42.0 million in the previous guidance;
  Cash interest expense of $26.5 million to $27.0 million, down from the $29.5 million in the previous guidance;
  Adjusted Net Income of $0.87 to $0.93 per diluted share, based on approximately 41.5 million to 42.0 million weighted average diluted shares outstanding, up from the $0.75 to $0.85 per diluted share in the previous guidance; and
  Capital expenditures of approximately $45 million, net of noncontrolling interests, unchanged from the previous guidance.

The above guidance excludes the impact of certain one-time items as well as approximately $6.5 million of anticipated stock-based compensation expense and approximately $14 million to $15 million of intangible asset amortization expense. Additionally, the above guidance is based on estimated average foreign currency exchange rates of $1.50 U.S. to £1.00 U.K. and $12.50 Mexican pesos to $1.00 U.S.

LIQUIDITY

The Company continues to maintain a very strong liquidity position, with over $40 million in cash on hand and no amounts outstanding under the Company's revolving credit facility (other than a $4.3 million in letter of credit posted under the facility as of quarter end). The Company's outstanding indebtedness as of June 30, 2010, consisted of $297.6 million in senior subordinated notes, net of discounts, and $9.5 million of equipment loans associated with its majority-owned Mexico subsidiary. The fixed rate senior subordinated notes, which mature in August 2013, contain no maintenance covenants and only limited incurrence covenants, under which the Company has considerable flexibility and continues to be in compliance with, and require only semi-annual interest payments prior to their maturity date.

In July, the Company refinanced its existing $175.0 million revolving credit facility. The new facility, which is led by a syndicate of leading banks including JPMorgan Chase and Bank of America, provides the Company with access to $175.0 million in borrowings and letters of credit (subject to the covenants contained within the facility) and extends initially through February 2013; however, such date can be extended to July 2015 in the event the Company's existing Senior Notes are no longer outstanding or have been refinanced with a maturity date later than December 2015. Additionally, it contains a feature that allows the Company to expand the facility up to $250 million, subject to the availability of additional bank commitments by existing or new syndicate participants.  As of the date of this release, the Company is in compliance with the covenants contained within the new facility and would continue to be in compliance even in the event of substantially higher borrowings or substantially lower Adjusted EBITDA amounts. Other than a $4.3 million letter of credit posted under the facility, there are no amounts currently outstanding under the new facility.

Additionally, in July 2010, the Company issued a "Notice of Redemption" for its $100 million 9.25% senior subordinated notes – Series B due in 2013 (the "Series B Notes"). The call notice, which was issued on July 21, 2010, provides holders with a 30-day notice that the Series B Notes will be redeemed on August 20, 2010, at a redemption price of 102.313% of the principal amount, plus accrued but unpaid interest through August 20. The redemption will be funded with approximately $30.0 million of available cash on hand and approximately $70.0 million of borrowings under the recently-executed credit facility. The Company expects that the redemption of the Series B Notes combined with the execution of the new credit facility will assist the Company in enhancing its financial flexibility, reducing leverage, and reducing interest expense.

The continued generation of pre-tax operating profits could subject the Company to increased federal, state and local income tax cash obligations in many of its jurisdictions. However, as of December 31, 2009, the Company had in excess of $38.0 million of domestic federal net operating loss carryforwards that can be utilized to help offset such future cash tax obligations, subject to certain restrictions and limitations.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

EBITDA, Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow are non-GAAP financial measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America ("GAAP") and may not be comparable to similarly-titled measures reported by other companies. Management believes that the presentation of these measures and the identification of unusual, non-recurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization expense as these amounts can vary substantially from company to company within the Company's industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Additionally, Adjusted EBITDA and Adjusted Net Income exclude certain non-recurring or non-cash items and therefore, may not be comparable to similarly-titled measures employed by other companies. Free Cash Flow is cash provided by operating activities less payments for capital expenditures. The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

A reconciliation of Net Income (Loss) Attributable to Controlling Interests to EBITDA, Adjusted EBITDA, and Adjusted Net Income and a calculation of Free Cash Flow are presented in tabular form at the end of this press release.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Wednesday, August 4, 2010, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the quarter ended June 30, 2010. To access the call, please call the conference call operator at:

Dial in:	(877) 303-9205
Alternate dial-in:	(760) 536-5226

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the "Cardtronics Second Quarter Earnings Conference Call." Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company's website at http://www.cardtronics.com.

A digital replay of the conference call will be available through Wednesday, August 18, 2010, and can be accessed by calling (800) 642-1687 or (706) 645-9291 and entering 87599952 for the conference ID. A replay of the conference call will also be available online through the Company's website subsequent to the call through September 3, 2010.

ABOUT CARDTRONICS

Headquartered in Houston, Texas, Cardtronics is the world's largest non-bank owner of ATMs. Cardtronics operates over 33,700 ATMs across its portfolio, with ATMs in every major market in the United States and in the U.S. territories of Puerto Rico and the U.S. Virgin Islands, approximately 2,800 ATMs throughout the United Kingdom, and approximately 2,900 ATMs throughout Mexico.  Included in Cardtronics' portfolio are approximately 2,200 multi-function financial services kiosks that, in addition to traditional ATM functions, perform other automated consumer financial services. Major merchant clients include 7-Eleven®, Chevron®, Costco®, CVS®/pharmacy, ExxonMobil®, Hess®, Kroger®, Rite Aid®, Safeway®, Target®, Walgreens®, and Winn-Dixie®.   Complementing its ATM operations, Cardtronics works with financial institutions of all sizes to provide their customers with convenient cash access and deposit capabilities through ATM branding, with currently approximately 11,600 Cardtronics owned and operated ATMs featuring bank brands. Additionally, Cardtronics offers surcharge-free access to cash for holders of traditional debit cards as well as stored-value cards issued by financial institutions that participate in the Allpoint Network, Cardtronics' wholly-owned surcharge-free ATM network. More recently, Cardtronics started offering managed services solutions to retailers and financial institutions that are looking to outsource some or all of the operational aspects associated with operating and maintaining their ATM fleets.  For more information, please visit http://www.cardtronics.com.

The Cardtronics logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=991

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give the Company's current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

  the Company's financial outlook and the financial outlook of the ATM industry;
  the Company's ability to respond to recent and future regulatory changes that may impact the ATM and financial services industries;
  the Company's ability to respond to potential reductions in the amount of interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs;
  the Company's ability to provide new ATM solutions to financial institutions;
  the Company's ATM vault cash rental needs, including potential liquidity issues with its vault cash providers;
  the implementation of the Company's corporate strategy;
  the Company's ability to compete successfully with new and existing competitors;
  the Company's ability to renew and strengthen its existing customer relationships and add new customers;
  the Company's ability to meet the service levels required by its service level agreements with its customers;
  the Company's ability to pursue and successfully integrate acquisitions;
  the Company's ability to successfully manage its existing international operations and to continue to expand internationally;
  the Company's ability to prevent security breaches;
  the Company's ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;
  changes in interest rates and foreign currency rates; and
  the additional risks the Company is exposed to in its armored transport business.

Other factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2010 and 2009
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(In thousands, except share and per share information)
Revenues:
ATM operating revenues	$ 130,560	$ 121,362	$ 256,247	$ 234,942
ATM product sales and other revenues	2,388	3,286	4,477	5,051
Total revenues	132,948	124,648	260,724	239,993
Cost of revenues:
Cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization shown separately below)	87,414	83,975	173,293	166,204
Cost of ATM product sales and other revenues	2,314	3,153	4,507	4,967
Total cost of revenues	89,728	87,128	177,800	171,171
Gross profit	43,220	37,520	82,924	68,822
Operating expenses:
Selling, general, and administrative expenses (1)	10,272	10,584	21,415	21,439
Depreciation and accretion expense	10,264	9,935	20,486	19,574
Amortization expense	3,765	4,504	7,744	9,031
Loss on disposal of assets	1,095	1,676	1,472	3,784
Total operating expenses	25,396	26,699	51,117	53,828
Income from operations	17,824	10,821	31,807	14,994
Other expense:
Interest expense, net	7,314	7,644	14,632	15,355
Amortization of deferred financing costs and bond discounts	642	603	1,272	1,171
Other (income) expense	(332)	(1,041)	34	(1,127)
Total other expense	7,624	7,206	15,938	15,399

Income (loss) before income taxes	10,200	3,615	15,869	(405)
Income tax expense	1,952	1,016	3,391	2,033
Net income (loss)	8,248	2,599	12,478	(2,438)
Net income attributable to noncontrolling interests	45	111	310	142
Net income (loss) attributable to controlling interests and available to common shareholders	$ 8,203	$ 2,488	$ 12,168	$ (2,580)

Net income (loss) per common share – basic	$ 0.20	$ 0.06	$ 0.29	$ (0.07)
Net income (loss) per common share – diluted	$ 0.19	$ 0.06	$ 0.29	$ (0.07)

Weighted average shares outstanding – basic	40,017,215	39,032,087	39,910,928	39,005,202
Weighted average shares outstanding – diluted	41,092,258	39,651,363	40,894,506	39,005,202

___________________________
(1) Selling, general, and administrative expenses for the six months ended June 30, 2010 includes $0.7 million of costs associated with the preparation and filing of a shelf registration statement and the completion of a secondary equity offering, and approximately $0.8 million in incremental stock-based compensation expense (when compared to the same period in the prior year). Selling, general, and administrative expenses for the six months ended June 30, 2009 includes $1.2 million in severance costs associated with the departure of the Company's former Chief Executive Officer in March 2009.
Condensed Consolidated Balance Sheets
As of June 30, 2010 and December 31, 2009

	June 30, 2010	December 31, 2009
	(Unaudited)
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$ 40,089	$ 10,449
Accounts and notes receivable, net	20,009	27,700
Inventory	2,093	2,617
Restricted cash, short-term	3,060	3,452
Prepaid expenses, deferred costs, and other current assets	10,450	8,850
Total current assets	75,701	53,068
Property and equipment, net	148,403	147,348
Intangible assets, net	79,877	89,036
Goodwill	164,121	165,166
Prepaid expenses, deferred costs, and other assets	4,545	5,786
Total assets	$ 472,647	$ 460,404

Liabilities and Stockholders' Deficit
Current liabilities:
Current portion of long-term debt and notes payable	$ 2,481	$ 2,122
Capital lease obligations	—	235
Current portion of other long-term liabilities	24,599	26,047
Accounts payable and other accrued and current liabilities	73,935	73,608
Total current liabilities	101,015	102,012
Long-term liabilities:
Long-term debt, net of related discounts	304,560	304,930
Deferred tax liability, net	14,215	12,250
Asset retirement obligations	25,341	24,003
Other long-term liabilities	29,647	18,499
Total liabilities	474,778	461,694
Stockholders' deficit	(2,131)	(1,290)
Total liabilities and stockholders' deficit	$ 472,647	$ 460,404

SELECTED INCOME STATEMENT DETAIL:

Total revenues by segment:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(In thousands)
United States	$ 105,651	$ 102,270	$ 207,560	$ 199,037
United Kingdom	20,343	18,031	38,964	32,808
Mexico	6,954	4,347	14,200	8,148
Total revenues	$ 132,948	$ 124,648	$ 260,724	$ 239,993

Breakout of ATM operating revenues:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(In thousands)
Surcharge revenues	$ 68,141	$ 65,573	$ 133,956	$ 126,449
Interchange revenues	39,500	37,364	77,317	71,524
Bank branding and surcharge-free network revenues	19,936	16,031	39,133	32,127
Other revenues	2,983	2,394	5,841	4,842
Total ATM operating revenues	$ 130,560	$ 121,362	$ 256,247	$ 234,942

Total cost of revenues by segment (exclusive of depreciation, accretion, and amortization):

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(In thousands)
United States	$ 69,270	$ 70,736	$ 137,741	$ 141,144
United Kingdom	14,901	13,085	29,252	23,792
Mexico	5,557	3,307	10,807	6,235
Total cost of revenues	$ 89,728	$ 87,128	$ 177,800	$ 171,171

Breakout of cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization):

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(In thousands)
Merchant commissions	$ 42,520	$ 39,595	$ 83,120	$ 77,500
Vault cash rental expense	9,536	8,300	18,881	16,453
Other costs of cash	11,283	10,911	23,009	22,510
Repairs and maintenance	8,968	10,218	17,893	19,807
Communications	3,820	3,621	7,602	7,404
Transaction processing	1,438	1,634	3,119	3,302
Stock-based compensation	169	193	368	384
Other expenses	9,680	9,503	19,301	18,844
Total cost of ATM operating revenues	$ 87,414	$ 83,975	$ 173,293	$ 166,204

Breakout of selling, general, and administrative expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(In thousands)
Employee costs	$ 5,899	$ 5,599	$ 12,004	$ 12,057
Stock-based compensation	1,268	869	2,528	1,736
Professional fees	1,082	1,280	2,866	2,608
Other	2,023	2,836	4,017	5,038
Total selling, general, and administrative expenses	$ 10,272	$ 10,584	$ 21,415	$ 21,439

Depreciation and accretion expense by segment:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(In thousands)
United States	$ 6,709	$ 6,763	$ 13,330	$ 13,563
United Kingdom	2,943	2,727	5,886	5,163
Mexico	612	445	1,270	848
Total depreciation and accretion expense	$ 10,264	$ 9,935	$ 20,486	$ 19,574

SELECTED BALANCE SHEET DETAIL:

Long-term debt and capital lease obligations:

	June 30, 2010	December 31, 2009
	(In thousands)
Series A and Series B senior subordinated notes, net of discounts	$ 297,567	$ 297,242
Equipment financing lines of Mexico subsidiary	9,474	9,810
Capital lease obligations	—	235
Total long-term debt and capital lease obligations	$ 307,041	$ 307,287

Share count rollforward:

Total shares outstanding as of December 31, 2009	40,900,532
Shares repurchased	(137,550)
Shares issued – restricted stock grants and stock option exercises	997,411
Shares forfeited – restricted stock	(14,250)
Total shares outstanding as of June 30, 2010	41,746,143

SELECTED CASH FLOW DETAIL:

Selected cash flow statement amounts:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(In thousands)
Cash provided by operating activities	$ 43,415	$ 25,758	$ 52,601	$ 32,705
Cash used in investing activities	(12,407)	(5,823)	(21,012)	(10,799)
Cash used in financing activities	(1,569)	(23,348)	(2,366)	(19,332)
Effect of exchange rate changes on cash	(44)	454	417	494
Net increase (decrease) in cash and cash equivalents	$ 29,395	$ (2,959)	$ 29,640	$ 3,068
Cash and cash equivalents at beginning of period	10,694	9,451	10,449	3,424
Cash and cash equivalents at end of period	$ 40,089	$ 6,492	$ 40,089	$ 6,492

Key Operating Metrics
For the Three and Six Months Ended June 30, 2010 and 2009
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Average number of transacting ATMs:
United States: Company-owned	18,257	18,183	18,194	18,207
United States: Merchant-owned	9,944	10,130	9,933	10,141
United Kingdom	2,795	2,572	2,754	2,554
Mexico	2,881	2,117	2,803	2,106
Total average number of transacting ATMs	33,877	33,002	33,684	33,008

Total transactions (in thousands)	105,393	96,482	202,036	185,853
Total cash withdrawal transactions (in thousands)	65,545	62,047	126,429	119,611
Monthly cash withdrawal transactions per ATM	645	627	626	604

Per ATM per month amounts:
ATM operating revenues	$ 1,285	$ 1,226	$ 1,268	$ 1,186
Cost of ATM operating revenues (1)	860	848	858	839
ATM operating gross profit (2)	$ 425	$ 378	$ 410	$ 347

ATM operating gross margin (1) (2)	33.0%	30.8%	32.4%	29.3%

Capital expenditures (in thousands) (3)	$ 12,949	$ 5,823	$ 21,554	$ 10,799
Capital expenditures, net of noncontrolling interest (in thousands) (3)	$ 11,903	$ 5,597	$ 20,335	$ 10,498
____________________
(1) Amounts presented exclude the effects of depreciation, accretion, and amortization expense, which are presented separately in the Company's consolidated statements of operations.
(2) ATM operating gross profit and ATM operating gross margin are measures of profitability that use only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses from ATM equipment sales and other ATM-related services are not included.
(3) Capital expenditures include amounts financed by direct debt for the three and six month periods ended June 30, 2010.
Reconciliation of Net Income (Loss) Attributable to Controlling Interest to EBITDA, Adjusted EBITDA, and
Adjusted Net Income
For the Three and Six Months Ended June 30, 2010 and 2009
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(In thousands, except share and per share amounts)
Net income (loss) attributable to controlling interests	$ 8,203	$ 2,488	$ 12,168	$ (2,580)
Adjustments:
Interest expense, net	7,314	7,644	14,632	15,355
Amortization of deferred financing costs and bond discounts	642	603	1,272	1,171
Income tax expense	1,952	1,016	3,391	2,033
Depreciation and accretion expense	10,264	9,935	20,486	19,574
Amortization expense	3,765	4,504	7,744	9,031
EBITDA	$ 32,140	$ 26,190	$ 59,693	$ 44,584

Add back:
Loss on disposal of assets (1)	1,095	1,676	1,472	3,784
Other (income) expense (2)	(338)	(1,041)	3	(1,127)
Noncontrolling interests (3)	(435)	(268)	(872)	(566)
Stock-based compensation expense (6)	1,427	1,062	2,876	2,120
Other adjustments to cost of ATM operating revenues (4)	—	(30)	—	153
Other adjustments to selling, general, and administrative expenses (5)	—	277	—	1,463
Adjusted EBITDA	$ 33,889	$ 27,866	$ 63,172	$ 50,411
Less:
Interest expense, net (6)	7,191	7,561	14,388	15,203
Depreciation and accretion expense (6)	9,964	9,717	19,864	19,159
Income tax expense (at 35%)	5,857	3,706	10,122	5,617
Adjusted Net Income	$ 10,877	$ 6,882	$ 18,798	$ 10,432

Adjusted Net Income per share	$ 0.27	$ 0.18	$ 0.47	$ 0.27
Adjusted Net Income per diluted share	$ 0.26	$ 0.17	$ 0.46	$ 0.26

Weighted average shares outstanding – basic	40,017,215	39,032,087	39,910,928	39,005,202
Weighted average shares outstanding – diluted	41,092,258	39,651,363	40,894,506	39,516,301

__________________
(1) Primarily comprised of losses on the disposal of fixed assets that were incurred with the deinstallation of ATMs during the periods. The increased amounts during 2009 were primarily the result of certain optimization efforts taken during that year.
(2) Amounts exclude unrealized (gains) losses related to derivatives not designated as hedging instruments.
(3) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company's 51% ownership interest in the Adjusted EBITDA of its Mexico subsidiary.
(4) For the six month period ended June 30, 2009, Other adjustments to cost of ATM operating revenues primarily consisted of costs associated with the continued conversion of ATMs in the Company's portfolio over to its in-house electronic funds transfer transaction processing platform and development costs associated with the start-up of the Company's in-house armored courier operation in the United Kingdom.
(5) For the six month period ended June 30, 2009, Other adjustments to selling, general, and administrative expenses primarily consisted of severance costs associated with departure of the Company's former Chief Executive Officer in March 2009.
(6) Amounts exclude 49% of the expenses incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest shareholders.
Reconciliation of Free Cash Flow
For the Three and Six Months Ended June 30, 2010 and 2009
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(In thousands)
Cash provided by operating activities	$ 43,415	$ 25,758	$ 52,601	$ 32,705
Payments for capital expenditures (1)	12,949	5,823	21,554	10,799
Free cash flow	$ 30,466	$ 19,935	$ 31,047	$ 21,906

__________________
(1) Capital expenditures exclude acquisitions but includes payments made for exclusive license agreements, site acquisition costs, and capital expenditures financed by direct debt.

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Year Ending December 31, 2010
(Unaudited)

(In millions, except per share amounts)	Estimated Range Full Year 2010

Net income	$ 23.8	--	$ 28.2
Adjustments:
Interest expense, net (1)	27.0	--	26.5
Amortization of deferred financing costs and bond discounts (2)	6.3	--	6.3
Income tax expense	6.6	--	7.2
Depreciation and accretion expense	41.0	--	40.5
Amortization expense	15.0	--	14.0
EBITDA	$ 119.7	--	$ 122.7

Add back:
Noncontrolling interests	(2.2)	--	(2.2)
Stock-based compensation expense	6.5	--	6.5
Adjusted EBITDA	$ 124.0	--	$ 127.0
Less:
Interest expense, net (3)	27.0	--	26.5
Depreciation and accretion expense (3)	41.0	--	40.5
Income tax expense (at 35%)	19.7	--	21.0
Adjusted Net Income	$ 36.3	--	$ 39.0

Adjusted Net Income per diluted share	$ 0.87	--	$ 0.93

Weighted average shares outstanding – diluted	41.5	--	42.0

__________________
(1) Amounts do not include an anticipated one-time $2.3 million pre-tax cash charge associated with the planned redemption of $100.0 million in currently outstanding senior subordinated notes.
(2) Amounts include an estimated $0.4 million pre-tax charge associated with the write-off of deferred financing costs associated with the Company's recently renegotiated revolving credit facility and an estimated $3.2 million pre-tax charge associated with the write-off of the remaining unamortized discount and deferred financing costs associated with the planned redemption of $100.0 million in currently outstanding senior subordinated notes.
(3) Amounts exclude 49% of the expenses to be incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest shareholders.
CONTACT:  Cardtronics, Inc.
          Investors:
          Chris Brewster, Chief Financial Officer
            832-308-4128
            cbrewster@cardtronics.com
          Media:
          Joel Antonini, Vice President - Marketing
            832-308-4131
            joel.antonini@cardtronics.com